UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 17, 2006 - January 10, 2006
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue,
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 1.01	Entry into a Material Definitive Agreement

(a)  On January 10, 2006, the Board of Directors (“Board”) of Kerr-McGee Corporation (“Company”) approved a compensation plan for non-employee directors of the Company. The terms of the compensation plan are attached hereto as Exhibit 10.1.

(b)  On January 10, 2006, the Executive Compensation Committee of the Board approved (i) 2006 salaries of the Company’s executive officers, (ii) 2006 performance measures and target awards for the Company’s executive officers under the Annual Incentive Compensation Plan (“AICP”), and (iii) the granting of long term incentive awards for the Company’s executive officers under the 2005 Long Term Incentive Plan (“LTIP”). Attached hereto as Exhibit 10.2 are the 2006 salaries, AICP performance measures and target awards, and LTIP awards for Luke R. Corbett, Chairman of the Board and Chief Executive Officer; David A. Hager, Chief Operating Officer; Kenneth W. Crouch, Executive Vice President; Robert M. Wohleber, Senior Vice President and Chief Financial Officer; and Gregory F. Pilcher, Senior Vice President, General Counsel and Secretary.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 10.1 Compensation Arrangements with Non-Employee Directors 10.2 Compensation Arrangements with Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: January 17, 2006